                                                                   EXHIBIT 10(k)

       LETTER AGREEMENT BETWEEN THE COMPANY AND DR. VINCENT A. FISCHETTI

                           SIGA PHARMACEUTICALS, INC.
                          666 THIRD AVENUE, 30TH FLOOR
                              NEW YORK, NY  10017



                                 March 1, 1996


Dr. Vincent A. Fischetti
c/o The Rockefeller University
1230 York Avenue
New York, NY 10021

Dear Vince:

     This letter agreement is written to confirm that Dr. Vincent A. Fischetti ("Fischetti") has identified and introduced SIGA Pharmaceuticals, Inc. ("SIGA") to certain pharmaceutical companies, including SmithKline Beecham
Pharmaceuticals and American Home Products, with whom SIGA may collaborate in a joint venture or research and development activities (a "Transaction").

     1.   Fees.  The Company will grant to Fischetti options to purchase shares
          ----
          of the Company's Common Stock as follows:

          a. Fischetti will receive 450,000 options to purchase 450,000 shares of the Company's Common Stock at a price of $0.25 per share if and when SIGA enters into a Transaction with a company introduced by Dr. Fischetti.

          b. Fischetti will receive an additional 450,000 options to purchase 450,000 shares of the Company's Common Stock at a price of $0.25 per share if and when SIGA enters into a Transaction with a second company introduced by Dr. Fischetti.

     2. Fischetti agrees to participate in meetings (such participation to be in person or by telephone, as appropriate) at which a potential Transaction is to be considered. Fischetti agrees that information regarding any potential Transaction will be treated confidentially by Fischetti and Fischetti's representatives or affiliates.

     3.   Notices.   The Company will keep Fischetti informed as to the progress
          --------
          and status of negotiations with parties introduced by Fischetti as well as to the ultimate result(s) of such negotiations. Any notices, statements, or payments required by this agreement shall be in writing and shall be delivered in person, mailed postage prepaid, or transmitted by telex or facsimile to the parties at the addresses set forth below (unless delivery is in person), or to such substituted address as either party may hereafter state in a notice to the other.

          If to Fischetti:

               Dr. Vincent A. Fischetti
               c/o The Rockefeller University
               1230 York Avenue
               New York, NY 10021
               Fax: 212-327-7584

          If to the Company:

               SIGA Pharmaceuticals, Inc.
               666 Third Avenue, 30th Floor
               New York, NY 10017
               Fax: 212-986-2399

     4.   Binding.   This agreement shall inure to the benefit of and be binding
          ---------
          on the respective parties hereto and the respective executors, administrators, successors, and assigns.

     5.   Other.  The validity and interpretation of this agreement shall be
          -----
          governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein. This agreement may not be modified or amended except in writing executed by the parties hereto. This agreement, and any modification or amendment thereto, may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

If the foregoing correctly sets forth our agreement, please so indicate by signing below and returning an executed copy to me.

                              Very truly yours,

                              SIGA Pharmaceuticals, Inc.


                              By: /s/ Joshua D. Schein
                                  --------------------
                                    Joshua D. Schein




ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN

/s/ Vincent A. Fischetti
------------------------
Dr. Vincent A. Fischetti